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                                  UNITED STATES
                       SECURITIES and EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 14, 2005

                              THE BISYS GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                 001-31254                        13-3532663
(State or other Jurisdiction    (Commission File                  (IRS Employer
     of incorporation)              Number)                  Identification No.)

                    90 Park Avenue, New York, New York 10016
                    (Address of principal executive offices)

                                 (212) 907-6000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (917 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))




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Item 8.01.  Other Events.


On June 14, 2005, The BISYS Group, Inc. (the "Company") issued a press release announcing that it has obtained a Consent and Waiver from its lenders under the Credit Agreement dated as of March 31, 2004 (the "Credit Facility"), extending to August 1, 2005 the cure period for the default under the Credit Facility resulting from the Company's failure to timely file its Form 10-Q for the fiscal quarter ended March 31, 2005, and its failure to deliver the related compliance certificate for such fiscal quarter. The Company has previously announced that it will not be able to file the Form 10-Q until the completion of an investigation being conducted by the Company's Audit Committee. During the extension period, the Company has agreed that it will not request additional credit extensions under the Credit Facility (apart from renewals of outstanding letters of credit). The Company believes that its operating cash flows and cash on hand will be sufficient to support its near term working capital and other cash requirements and that additional credit under the Credit Facility will not be necessary through the extension date. The full text of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibits:

99.1     Press release, dated June 14, 2005


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE BISYS GROUP, INC.

                                           By:  /s/ Edward S. Forman
                                                --------------------------
                                                    Edward S. Forman
                                                    Senior Vice President,
                                                    Acting General Counsel
                                                    and Secretary


Date: June 14, 2005

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